EXHIBIT 4.1

*** SEE LEGENDS AND RESTRICTIONS ON REVERSE SIDE ***

INCORPORATED UNDER THE LAWS OF THE STATE OF
MICHIGAN

CERTIFICATE NUMBER - 1 -	NUMBER OF SHARES - 33,000 -

FIRSTBANK CORPORATION

20,000,000 shares of common stock; AUTHORIZED CAPITAL: 300,000 shares of preferred stock	Common - None PAR VALUE: Preferred - None

This Certifies That The United States Department of the Treasury is the owner of Thirty-three Thousand (33,000) fully paid and non-assessable shares of stock of Fixed Rate Cumulative Perpetual Preferred Stock, Series A stock of Firstbank Corporation transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers this 30th day of January, 2008.

—————————————— Samual G. Stone •Secretary	———————————————————— Thomas R. Sullivan •President

THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED BY THE CORPORATION AND THE DESIGNATION, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS OF EACH SERIES SO FAR AS THE SAME HAVE BEEN PRESCRIBED AND THE AUTHORITY OF THE BOARD TO DESIGNATE AND PRESCRIBE THE RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS OF OTHER SERIES.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.